EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-252190 on Form S-1, Registration Statement No. 333-255272 on Form S-8, and Registration Statement No. 333-262355 on Form S-3 of our reports dated March 1, 2022, relating to the financial statements of Romeo Power, Inc. and the effectiveness of Romeo Power, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ Deloitte & Touche LLP
Los Angeles, California
March 1, 2022